UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2017
NEW BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55530	47-4314938
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

45 North Whittaker Street, New Buffalo, Michigan		49117
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (269) 469-2222
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2017, New Bancorp, Inc. (the "Company") held its 2017 Annual Meeting of Stockholders.  At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.
	For	Withheld	Broker Non-Votes

Dale Parkison	428,085	13,890	191,370

Robert P. Rose	428,085	13,890	191,370

Ralph Sommerfeld	428,085	13,890	191,370

Jeffrey Vickers	428,085	13,890	191,370

2.	The ratification of the appointment of BKD, LLP as independent registered public accounting firm of the Company for the year ending December 31, 2017.

For	Against	Abstain

627,245	6,000	100

3. A proposal to approve the New Bancorp, Inc. 2017 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes

353,535	88,290	150	191,370

Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
New Bancorp, Inc.
DATE: June 9, 2017	By:	/s/ Shawna L. Zawada .
Shawna L. Zawada
Chief Financial Officer and Sr. Vice President